UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACOAST FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1)	Title of each class of securities to which transaction applies:

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On April 13, 2004, Seacoast Financial Services Corporation issued the following press release:

Contact: James R. Rice, 508-984-6102

Senior Vice President

Seacoast Financial Services Corporation

FOR IMMEDIATE RELEASE

Seacoast and Sovereign Amend Merger Agreement;

Abington Election Process

NEW BEDFORD, MA…Seacoast Financial Services Corporation (“Seacoast”) (NASDAQ: SCFS) and Sovereign Bancorp, Inc. (“Sovereign”) (NYSE: SOV) have entered into an amendment to their merger agreement, as previously announced by Sovereign on April 12, 2004. Sovereign will now provide to Seacoast stockholders the ability to elect cash, as well as Sovereign stock, as consideration for their Seacoast shares. The parties previously announced the transaction on January 26, 2004 in a stock-for-stock exchange valued at approximately $1.1 billion, or approximately $35.00 per Seacoast share outstanding. The complete amendment to the Sovereign/Seacoast merger agreement will be filed with the Securities and Exchange Commission on Form 8-K shortly.

In connection with Seacoast’s acquisition of Abington Bancorp, Inc. (“Abington”) (NASDAQ NMS: ABBK), which is expected to be completed during the second quarter of 2004, Abington stockholders were mailed an election form and transmittal materials enabling them to elect whether to receive shares of Seacoast stock, cash or a combination of stock and cash in exchange for their shares of Abington stock, subject to allocation and proration procedures set forth in the Seacoast/Abington merger agreement. The deadline for returning these election forms is April 22, 2004.

Abington stockholders who have already made an election and wish to change that election in view of the amendment to the Sovereign/Seacoast merger agreement must: (1) revoke their original election; and (2) complete and sign a new election form.

To revoke an original election, an Abington stockholder must prepare and sign a letter addressed to the exchange agent, Registrar & Transfer Company, that includes the following information: (1) the stockholder’s name and address; (2) the number of shares of Abington stock as to which the stockholder’s original election was made; (3) that the stockholder is revoking the original election; and (4) that the stockholder is enclosing a revised election form setting forth a new election decision.

The letter of revocation, along with a revised election form, must be received by Registrar & Transfer Company by no later than the election deadline, April 22, 2004. These materials may be returned to Registrar & Transfer Company by fax ((908) 497-2311), by mail or overnight courier (Registrar & Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-0645, Attn:

Corporate Actions) or by hand delivery (c/o The Depositary Trust Co., Transfer Agent Drop, 55 Water Street, 1st Floor, New York, NY 10041-0099).

Any Abington stockholder that has not yet made an election should complete the materials and follow the instructions originally mailed on March 24, 2004. Abington stockholders who have made an election and do not wish to change that election do not need to do anything.

Notice of the amendment to the Sovereign/Seacoast merger agreement and a new election form are being provided directly to Abington stockholders. In addition, information as to how an Abington stockholder may change an election is available on Seacoast’s website at www.seacoastfinanical.com. Any Abington stockholder who has any questions or wishes to receive additional copies of the election form should contact Registrar & Transfer Company at (800) 368-5948.

Seacoast and Abington filed a registration statement on Form S-4, including a proxy statement/prospectus, with the SEC on February 17, 2004. The proxy statement/prospectus was mailed to stockholders of Abington on or about February 20, 2004 and a proxy statement/prospectus supplement on or about March 15, 2004. Investors are urged to read the registration statement on Form S-4 containing a prospectus/proxy statement regarding the proposed transaction and any other documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors are able to obtain those documents free of charge at the SEC’s website, http://www.sec.gov. In addition, documents filed with the SEC by Seacoast can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, telephone (508) 984-6000. In addition, documents filed with the SEC by Abington can be obtained, without charge, by directing a request to Abington Bancorp, Inc., 97 Libbey Parkway, Weymouth, MA 02189, Attn: Corporate Secretary, telephone (781) 682-6400. WE URGE STOCKHOLDERS TO READ THESE DOCUMENTS, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION. Abington and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Seacoast/Abington merger.

Information about the directors and executive officers of Abington and their ownership of Abington common stock is set forth in the proxy statement for Abington’s 2003 annual meeting of stockholders as filed on Schedule 14A with the SEC on June 27, 2003. Additional information about the interests of those participants may also be obtained from reading the registration statement on Form S-4 containing a proxy statement/prospectus.

About Seacoast

Seacoast Financial Services Corporation is the holding company for Compass Bank for Savings and Nantucket Bank and is headquartered in New Bedford, Massachusetts. CompassBank is a $4 billion state chartered savings bank serving Southeastern Massachusetts through a network of 49 full service branch offices and 52 branch and remote ATMs, a customer call center and on-line banking at www.compassbank.com. Nantucket Bank is a $458 million state chartered savings bank serving Nantucket Island with 3 full service branch offices. The banks provide a wide array of financial services including consumer banking, mortgage lending, commercial lending, consumer finance, private banking and alternative investments to retail and business customers.

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Seacoast pending completion of the Seacoast/Abington merger that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the following: (1) the businesses of Seacoast and Abington, or Seacoast and Sovereign, may not be combined successfully, or such combination(s) may take longer to accomplish than expected; (2) expected cost savings from the Seacoast/Abington merger cannot be fully realized or realized within the expected timeframes; (3) operating costs, customer loss and business disruption following the Seacoast/Abington merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the Seacoast/Abington merger may not be obtained, or adverse regulatory conditions may be imposed in connection with government approvals of the Seacoast/Abington merger, which could also have a material adverse effect on the Sovereign/Seacoast merger; (5) adverse governmental or regulatory policies may be enacted; (6) the interest rate environment may further compress margins and adversely affect net interest income; (7) the risks associated with continued diversification of assets and adverse changes to credit quality; (8) competitive pressures from other financial service companies in Seacoast’s, Sovereign’s and Abington’s markets may increase significantly; and (9) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Other factors that may cause actual results to differ from forward-looking statements are described in Seacoast’s filings with the SEC. Seacoast does not undertake or intend to update any forward-looking statements.

Sovereign and Seacoast will be filing documents concerning the Sovereign/Seacoast merger with the SEC including a registration statement on Form S-4 containing a prospectus/proxy statement which will be distributed to stockholders of Seacoast. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Seacoast, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0300). In addition, documents filed by Seacoast with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, Marketing (Tel: 508-984-6000). Directors and executive officers of Seacoast may be deemed to be participants in the solicitation of proxies from the stockholders of Seacoast in connection with the Sovereign/Seacoast merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in Seacoast’s proxy statement for its 2003 annual meeting of stockholders, as filed with the SEC on April 15, 2003. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed Sovereign/Seacoast merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE SOVEREIGN/SEACOAST MERGER.

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